Exhibit 99.1
FOR IMMEDIATE RELEASE

The Neiman Marcus Group, Inc. Announces Update Regarding
Quarterly Dividend Pending Completion of Proposed Merger

DALLAS, Texas, September 21, 2005 - As previously announced by The Neiman Marcus Group, Inc. (NYSE: NMG.A, NMG.B), based upon discussions with the investment group consisting of Texas Pacific Group and Warburg Pincus LLC, the Company currently expects to complete the pending merger transaction in October 2005. In light of the expected timing of the closing, the Company announced that its Board of Directors will not declare a quarterly cash dividend this month, which would ordinarily be payable in November 2005 in respect of the Company's first fiscal quarter. The Company's Board of Directors, however, will reconsider declaring a quarterly cash dividend in the event the merger is not completed in the expected timeframe.

Under the merger agreement, which was approved by the Company's stockholders on August 16, 2005, the Company will be acquired by an entity currently indirectly owned by private equity funds sponsored by TPG Advisors III, Inc., TPG Advisors IV, Inc., Warburg Pincus & Co., Warburg Pincus LLC and Warburg Pincus Partners LLC. Company stockholders will receive $100.00 per share in cash, without interest, following completion of the merger.

The Neiman Marcus Group, Inc. operations include the Specialty Retail Stores segment and the Direct Marketing segment. The Specialty Retail Stores segment consists primarily of Neiman Marcus and Bergdorf Goodman stores. The Direct Marketing segment conducts both print catalog and online operations under the Neiman Marcus, Horchow and Bergdorf Goodman brand names. Information about the Company can be accessed at www.neimanmarcus.com.

From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance. While the Company believes that these forward-looking statements are based upon reasonable assumptions when made, the Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: political or economic conditions; terrorist activities in the United States or escalation in the international war on terrorism; disruptions in business at the Company's stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods that are, or are perceived to be, "luxuries"; changes in demographic or retail environments; changes in consumer preferences or fashion trends; competitive responses to the Company's marketing, merchandising and promotional efforts; changes in the Company's relationships with key customers; delays in the receipt of merchandise; seasonality of the retail business; adverse weather conditions, particularly during peak selling seasons; delays in anticipated store openings; natural disasters; significant increases in paper, printing and postage costs; litigation that may have an adverse effect on the Company's financial results or reputation; changes in the Company's relationships with designers, vendors and other sources of merchandise; the financial viability of the Company's designers, vendors and other sources of merchandise; the design and implementation of new information systems or enhancement of existing systems; changes in foreign currency exchange rates; impact of funding requirements related to the Company's noncontributory defined benefit pension plan; changes in the Company's relationships with certain of key sales associates; changes in key management personnel; changes in the Company's proprietary credit card arrangement that adversely impact its ability to provide consumer credit; or changes in government or regulatory requirements increasing the Company's cost of operations.

These and other factors that may adversely affect the Company's future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

CONTACT:	The Neiman Marcus Group
James E. Skinner, 214-743-7625
Senior Vice President and Chief Financial Officer

Stacie Shirley, 214-757-2967
Vice President, Finance and Treasurer